                                                               Exhibit (h)(2)(x)

                                     FORM OF
                                 AMENDMENT NO. 1

                                     TO THE

            FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT


       AMENDMENT NO. 1 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 1, 2003, between The Equitable Life Assurance Society of the United States ("Equitable" or the "Manager") and EQ Advisors Trust (the "Trust").

       The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement ("Agreement"), dated as of May 1, 2002 between them as follows:


1. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

2. Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 1 to Schedule B attached hereto.

       Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


EQ ADVISORS TRUST                              THE EQUITABLE LIFE ASSURANCE
                                               SOCIETY OF THE UNITED STATES




By: _____________________________              By: _____________________________
      Steven M. Joenk                              Peter D. Noris
      President                                    Executive Vice President and
                                                   Chief Investment Officer

                                 AMENDMENT NO. 1

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS


       This Agreement relates to the following Portfolios of the Trust:

                                                            Maximum Annual
         Name of Portfolio                               Operating Expense Limit
         -----------------                               -----------------------
         EQ/Alliance International Portfolio                      1.10%
         EQ/Alliance Premier Growth Portfolio                     0.90%
         EQ/Alliance Technology Portfolio                         0.90%
         EQ/Bernstein Diversified Value Portfolio                 0.70%
         EQ/Calvert Socially Responsible Portfolio                0.80%
         EQ/Capital Guardian International Portfolio              0.95%
         EQ/Capital Guardian Research Portfolio                   0.70%
         EQ/Capital Guardian U.S. Equity Portfolio                0.70%
         EQ/Emerging Markets Equity Portfolio                     1.55%
         EQ/Evergreen Omega Portfolio                             0.70%
         EQ/FI Mid Cap Portfolio                                  0.75%
         EQ/FI Small/Mid Cap Value Portfolio                      0.85%
         EQ/Janus Large Cap Growth Portfolio                      0.90%
         EQ/J.P. Morgan Core Bond Portfolio                       0.55%
         EQ/Lazard Small Cap Value Portfolio                      0.85%
         EQ/Marsico Focus Portfolio                               0.90%
         EQ/MFS Investors Trust Portfolio                         0.70%
         EQ/Mercury Basic Value Equity Portfolio                  0.70%
         EQ/Putnam Growth & Income Value Portfolio                0.70%
         EQ/Putnam International Equity Portfolio                 1.00%
         EQ/Putnam Voyager Portfolio                              0.70%
         EQ/Small Company Index Portfolio                         0.60%

                                 AMENDMENT NO. 1

                                   SCHEDULE B

                              REIMBURSEMENT PERIOD


       Five Year Reimbursement Period:
       -------------------------------

       EQ/Bernstein Diversified Value Portfolio
       EQ/Evergreen Omega Portfolio
       EQ/FI Small/Mid Cap Value Portfolio
       EQ/J.P. Morgan Core Bond Portfolio
       EQ/Lazard Small Cap Value Portfolio
       EQ/Mercury Basic Value Equity Portfolio
       EQ/MFS Investors Growth Portfolio
       EQ/Emerging Markets Equity Portfolio
       EQ/Putnam Growth & Income Value Portfolio
       EQ/Putnam International Equity Portfolio
       EQ/Putnam Voyager Portfolio
       EQ/Small Company Index Portfolio

       Three Year Reimbursement Period:
       --------------------------------

       EQ/Alliance International Portfolio
       EQ/Alliance Premier Growth Portfolio
       EQ/Alliance Technology Portfolio
       EQ/Calvert Socially Responsible Portfolio
       EQ/Capital Guardian International Portfolio
       EQ/Capital Guardian Research Portfolio
       EQ/Capital Guardian U.S. Equity Portfolio
       EQ/FI Mid Cap Portfolio
       EQ/Janus Large Cap Growth Portfolio
       EQ/Marsico Focus Portfolio